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As filed with the Securities and Exchange Commission on August 6, 2004

Registration No. 333-116646

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CIBER, Inc.
(Exact name of registrant as specified in its charter)

Delaware	38-2046833
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5251 DTC Parkway, Suite 1400
Greenwood Village, Colorado 80111
(303) 220-0100
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Mac J. Slingerlend
Chief Executive Officer
5251 DTC Parkway, Suite 1400
Greenwood Village, Colorado 80111
(303) 220-0100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Douglas R. Wright
John W. Gaddis, Jr.
Faegre & Benson LLP
3200 Wells Fargo Center
1700 Lincoln Street
Denver, Colorado 80203-4532
(303) 607-3500

        Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by market conditions.

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ☐

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated August 6, 2004

PROSPECTUS

10,000,000 Shares

CIBER, Inc.

Common Stock

        We will provide the prices at which the shares of common stock will be sold in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest. See "Risk Factors" beginning on page 6 of this prospectus for a discussion of certain factors that you should consider before purchasing our shares of common stock.

        Our common stock is traded on the New York Stock Exchange under the symbol "CBR." On August 5, 2004, the last reported sale price of our common stock on the New York Stock Exchange was $6.94.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these shares or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        We will sell these shares directly to our stockholders or to purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time. If any agents or underwriters are involved in the sale of any of these shares, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions or discounts.

        You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these shares in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have subsequently changed.

This prospectus is dated                        , 2004

TABLE OF CONTENTS

About This Prospectus
Where You Can Find More Information
Forward-Looking Statements
The Company
Risk Factors
Use of Proceeds
Dividend Policy
Description of Capital Stock
Plan of Distribution
Legal Matters
Experts

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a "shelf" registration process. Under this shelf registration process, we may sell up to a total of 10,000,000 shares of our common stock in one or more offerings. This prospectus provides you with a general description of those shares. Each time we sell shares of common stock, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

        The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about our company and the shares offered under this prospectus. That registration statement can be read at the SEC web site or at the SEC offices mentioned under the heading "Where You Can Find More Information."

        Whenever we refer to "we," "our" or "us" in this prospectus, we mean CIBER, Inc. When we refer to "you" or "yours," we mean the holders or prospective purchasers of the shares.

WHERE YOU CAN FIND MORE INFORMATION

        Any statement made in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved.

        We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy the registration statement and any other document we file with the SEC at the public reference room at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, DC 20549.

        You may obtain information on the operation of the public reference room in Washington, D.C. by calling the SEC at 1-800-SEC-0330. We file information electronically with the SEC. Our SEC filings are available from the SEC's Internet site at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically. You may also read and copy our SEC filings and other information at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

INCORPORATION OF DOCUMENTS BY REFERENCE

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. Some of the information you may want to consider in deciding whether to invest in the shares is not included in this prospectus, but rather incorporated by reference to documents that we have filed with the SEC. This permits us to disclose important information to you by referring to those filings rather than repeating them in full in this prospectus. The information incorporated by reference in this prospectus contains important business and financial information. In addition, information that we file with the SEC after the date of this prospectus will update and supercede the information contained in this prospectus and incorporated filings. We specifically incorporate by reference the following documents filed by us with the SEC:

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  Annual Report on Form 10-K (including the portions of our Proxy Statement for our 2004 Annual Meeting of Stockholders incorporated therein) for the year ended December 31, 2003 filed with the SEC on March 10, 2004;

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  Quarterly Reports on Form 10-Q for the quarter ended March 31, 2004 filed with the SEC on May 3, 2004 and for the quarter ended June 30, 2004 filed with the SEC on July 29, 2004.

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  Current Report on Form 8-K filed with the SEC on March 3, 2004 reporting our acquisition of SCB Computer Technology, Inc.

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  Current Report on Form 8-K filed with the SEC on March 16, 2004.

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  The description of our common stock contained in the Registration Statement on Forms 8-A filed with the SEC on June 17, 1997 and September 14, 1998.

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  The description of the stock purchase rights contained in the Registration Statement on Form 8-A and Form 8-A/A-1 filed with the SEC on February 25, 1994 and April 11, 2003, respectively.

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  All subsequent documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended.

        You may request a copy of these filings, at no cost, by telephoning our Investor Relations department at (303) 220-0100 or by mail at CIBER, Inc., 5251 DTC Parkway, Suite 1400, Greenwood Village, CO 80111 Attention: Investor Relations.

        Any statement contained in this prospectus or in a document incorporated by reference in this prospectus shall be deemed to be modified or superceded to the extent it is modified by or superceded by a subsequently filed document which is also incorporated into this prospectus by reference. Any such statement so modified or superceded will not be deemed, except as so modified or superceded, to constitute a part of this prospectus. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus do not purport to be complete, and where reference is made to the particular provisions of such contract or other document, such statements are qualified in all respects by reference to all of the provisions of such contract or other document. Current Reports on Form 8-K furnishing information under Item 9 or Item 12 are not incorporated by reference in this prospectus.

FORWARD-LOOKING STATEMENTS

        This prospectus and the documents we incorporate by reference into this prospectus contain forward-looking statements that are based on current expectations, estimates, forecasts and projections about our company, the industry in which we operate and other matters, as well as management's beliefs and assumptions and other statements regarding matters that are not historical facts. These statements include, statements about our plans, strategies and prospects. For example, when we use words such as "projects," "annualize," "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "should," "would," "could," "will," "opportunity," "potential" or "may," variations of such words or other words that convey uncertainty of future events or outcomes, we are making forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Our forward-looking statements are subject to risks and uncertainties. Factors that could cause actual results to differ materially, include, among others, price, utilization rate and cost volatility, management of a rapidly changing technology, client satisfaction with our services, growth through business combinations, international operations, business economic conditions, dependence on significant relationships and the absence of long-term contracts, fixed-priced project overruns, governmental audits, competition, the ability to attract and retain qualified IT employees, outstanding debt, and potential fluctuations in quarterly operating results, which are discussed under the caption "Risk Factors" in the applicable prospectus supplement, together with the "Risk Factors" incorporated by reference into this prospectus. Many of these factors are beyond our ability to predict or control. In addition, as a result of these and other factors, our past financial performance should not be relied on as an indication of future performance.

        All forward-looking statements attributable to us, or to persons acting on our behalf, are expressly qualified in their entirety by this cautionary statement. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

        In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus might not transpire.

THE COMPANY

        We are a leading provider of information technology (IT) system integration consulting and other IT services primarily to governmental agencies, and Fortune 500 and middle market companies, across most major industries, from offices located throughout the United States and Europe, as well as Canada and India. We provide our clients with a broad range of IT services, including custom and package software development, maintenance, implementation and integration. In addition, we also provide IT staff supplementation services and, to a lesser extent, resell certain IT hardware and software products. We serve clients through local branch offices as well as several hundred traveling consultants. At March 31, 2004, we had approximately 7,200 employees. We have used acquisitions to grow our scale and help expand our business model. In 2003, we significantly expanded our European presence with our acquisition of ECsoft Group plc. On May 24, 2004, we acquired United Kingdom-based Ascent Technology Ltd., further expanding our European presence and extending our reach to small and middle market clients. Foreign operations accounted for approximately 11% of our total revenue in 2003 and we expect will contribute approximately 13% of our total revenue in 2004. On March 1, 2004, we acquired SCB Computer Technology, Inc., our largest acquisition to date (in terms of revenue), extending our public sector scale. We are an affordable, international leader in the development, integration and maintenance of custom and package software for both the private and public sector. Valuable, Knowledgeable, Personable, Referenceable, Reliable, Scalable; CIBER is "Always Able."

        We organize our operating segments primarily by the nature of their services and geographic area. Our three reportable segments are Custom Solutions, Package Solutions and European Operations. In 2003, Custom Solutions accounted for approximately 76% of our total revenue, while Package Solutions was approximately 13% and European Operations was approximately 11%. Other revenue, which accounted for 4% of our total revenue in 2003, is comprised principally of Customs Solutions' resale of third-party IT hardware and software products and Package Solutions commissions on sales of IT products.

        Custom Solutions.    Our Custom Solutions segment provides IT project solutions and IT staffing in custom-developed software environments. Our domestic custom branch office network is an integral part of our business strategy. Each branch office has local leadership, sales, recruiting and delivery capabilities. Through the branch office network, we can (1) offer a broad range of consulting services on a local basis, (2) respond to changing market demands for IT services through a variety of relationships in many industries and geographic areas, and (3) maintain a quality professional staff because of our nationwide reputation and strong recruiting capabilities. Our national practices, which support the local sales and delivery function, include: application development services, enterprise integration services and application outsourcing services. Our sales methodology and solution delivery capabilities continue to enhance our ability to identify, pursue and close project or solutions-based business. Within this segment is our public sector practice that provides IT services to federal, state and local government agencies. Specialty focus areas within the public sector practice include: health and human services; public health; law and justice; motor vehicles; defense/aerospace; outsourcing; human resource and financial management systems; and strategy and enterprise services. Our Custom Solutions group also resells certain third-party IT hardware and software products, primarily network equipment, including switches and routers, fileservers, application and database servers and related software, data storage systems, security appliances and security software.

        Package Solutions.    Our Package Solutions segment operates as the CIBER Enterprise Solutions ("CES") division. CES provides consulting services to support software from enterprise solutions vendors including PeopleSoft, Lawson, Oracle and SAP, as well as several supply chain management products. Our services include package software assessment, planning and implementation. We have vertical expertise in healthcare, higher education, public sector, telecommunications and manufacturing, among others. Our Technology Solutions Practice helps clients select, configure and design IT platform-

related solutions and we are an authorized reseller of certain technology products, primarily from IBM. In recent years, we also used the brand name "DigiTerra" for a portion of this work. We are a PeopleSoft Gold Services Partner, a Lawson Global Consulting Partner, an Oracle Certified Advantage Partner, as well as a SAP Services Partner. Our partner relationships are a key component of our Package Solutions segment. These alliance or partner relationships allow us access to various sales and marketing opportunities. In some cases, it allows us to jointly propose our services along with the software vendor's proposal for software. We believe that prospective package software implementation customers often have a preference to only consider purchasing services from a software vendor partner. The software vendors typically also give us a license to the software applications as well as access to the most recent research and development findings and training programs.

        European Operations.    Our CIBER Europe operations provide a broad range of business and technical consulting services that include application development, package implementation, systems integration and support services. CIBER Europe maintains offices in Denmark, Germany, the Netherlands, Norway, Sweden and the United Kingdom. Our partner relationships in Europe include SAP, Sage, Microsoft and PeopleSoft. European clients are primarily commercial, however, we estimate that approximately 25% of our European revenue comes from public sector clients in several countries.

        We were originally incorporated in Michigan in 1974 and later reincorporated in Delaware in 1993. Our corporate headquarters are located at 5251 DTC Parkway, Suite 1400, Greenwood Village, Colorado 80111. Our telephone number is (303) 220-0100. Our web site is www.ciber.com. Information on our web site does not constitute part of this prospectus.

RISK FACTORS

        Prospective investors should carefully consider the specific factors set forth under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2003, which is incorporated herein by reference, and the applicable prospectus supplement, together with all of the other information appearing in this prospectus or incorporated by reference in this prospectus and the applicable prospectus supplement, in light of their particular investment objectives and financial circumstances.

USE OF PROCEEDS

        Unless otherwise indicated in an accompanying prospectus supplement, we intend to use the proceeds from the sale of the common stock for general corporate purposes, including acquisitions. We have no current plans for any such acquisitions.

DIVIDEND POLICY

        Our policy is to retain our earnings to support the growth of our business. Accordingly, we have never paid cash dividends on our common stock and have no present plans to do so. In addition, our line of credit agreement with Wells Fargo Bank, N.A. prohibits us from paying any dividends on our stock.

DESCRIPTION OF CAPITAL STOCK

        Our authorized capital stock consists of 100,000,000 shares of common stock, $.01 par value, and 5,000,000 shares of preferred stock, $0.01 par value. As of June 30, 2004, 60,280,183 shares of our common stock and no shares of preferred stock were outstanding. The common stock is traded on the New York Stock Exchange under the symbol "CBR."

Common Stock

        The holders of our common stock are entitled to one vote for each share on all matters voted on by stockholders, including elections of directors, and, except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our common stock will possess all of the voting power. Our certificate of incorporation does not provide for cumulative voting in the election of directors. Subject to any preferential rights of any outstanding series of our preferred stock created by our board of directors from time to time, the holders of our common stock will be entitled to the dividends as may be declared from time to time by our board of directors from funds legally available for dividends, and, upon liquidation, will be entitled to receive pro rata all assets available for distribution to the holders of our common stock. Our certificate of incorporation does not provide for the holders of common stock to have preemptive, subscription or redemption rights.

Preferred Stock

        Our certificate of incorporation authorizes our board of directors to establish one or more series of preferred stock and to determine, with respect to any series of preferred stock, the terms and rights of such series, including, but not limited to:

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  the designation of the series;

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  the number of shares of the series, which number our board of directors may later, except where otherwise provided in a preferred stock designation, increase or decrease, but not below the number of shares thereof then outstanding;

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  whether dividends, if any, will be cumulative or non-cumulative, and, in the case of shares of any series having cumulative dividend rights, the date or dates or method of determining the date or dates from which dividends on the shares of the series having cumulative dividend rights shall be cumulative;

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  the rate of any dividends, or method of determining the dividends, payable to the holders of the shares of the series, any conditions upon which the dividends will be paid and the date or dates or the method for determining the date or dates upon which the dividends will be payable;

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  the redemption rights and price or prices, if any, for shares of the series;

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  the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

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  the amounts payable on and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs;

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  whether the shares of the series will be convertible or exchangeable into shares of any other class or series, or any other security, of us or of any other corporation, and, if so, the specification of the other class or series or the other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates as of which the shares will be convertible or exchangeable and all other terms and conditions upon which the conversion or exchange may be made;

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  restrictions on the issuance of shares of the same series or of any other class or series; and

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  the voting rights, if any, of the holders of the shares of the series.

        We believe that the ability of our board of directors to issue one or more series of preferred stock provides us with flexibility in structuring possible future financings and acquisitions, and in meeting other corporate needs that might arise. The authorized shares of our preferred stock, as well as shares of our common stock, will be available for issuance without further action by our stockholders unless required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. The New York Stock Exchange currently requires stockholder approval as a prerequisite to listing shares in several instances, including where the present or potential issuance of shares could result in an increase of at least 20% in the number of outstanding shares of common stock, or in the amount of voting securities, outstanding. If the approval of our stockholders is not required for the issuance of shares of our preferred stock or common stock, our board of directors may determine not to seek stockholder approval. Although we believe our board of directors will have no intention of immediately doing so, we could issue a series of preferred stock that could, depending on the terms of the series, impede the completion of a merger, tender offer or other takeover attempt. Our board of directors will make any determination to issue the shares of preferred stock based on its judgment as to the best interests of our stockholders. Our board of directors, in so acting, could issue preferred stock having terms that could discourage an acquisition attempt through which an acquirer may be able to change the composition of our board of directors, including a tender offer or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which our stockholders might receive a premium for their stock over the then-current market price of our common stock.

        On August 31, 1998, our board of directors declared a dividend of one preferred stock purchase right for each outstanding share of common stock, par value $.01 per share and established that the dividend was payable on September 21, 1998 to the stockholders of record on that date. The Board further established that prior to a "Distribution Date" (as defined below), the rights would also be attached to all future issuances of common stock. Each right entitles the registered holder to purchase from us one one-hundredth of a share of our Series A Junior Participating Preferred Stock, par value $.01 per share at a price of $250 per one one-hundredth of a share of Series A Junior Preferred, subject to adjustment. The description and terms of the rights are set forth in a Rights Agreement dated as of August 31, 1998 between CIBER and UMB Bank, N.A., as Rights Agent.

        On February 18, 2003, our board of directors adopted an amendment to the Rights Agreement which redefines the term "Distribution Date" under Section 3(a) of the Rights Agreement. The Distribution Date is the date that is the earlier of (i) 10 business days following a public announcement that a person or group of affiliated or associated persons, known as an Acquiring Person, have acquired beneficial ownership of 15% or more of our outstanding common stock or (ii) 10 business days (or such later date as may be determined by action of the board of directors prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement or announcement of an intention to make a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the outstanding common stock.

Certificate of Incorporation, Bylaws and Delaware Law

        Certain provisions of our certificate of incorporation and bylaws are designed to enhance the likelihood of continuity and stability in the composition of our board of directors and management and the policies established by our board of directors. These provisions could also have the effect of delaying, deferring or preventing a change in control or reducing the price investors might be willing to pay in the future for shares of our common stock. These provisions:

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  provide that only the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Executive Vice President or a majority of our board of directors have the power to call a special meeting of stockholders;

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  include the availability of 5,000,000 shares of "blank check" preferred stock that may be issued from time to time by our board of directors;

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  provide for a classified board of directors, with each class serving staggered three-year terms and with approximately one-third of our directors elected annually;

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  provide that directors may only be removed for cause and any vacancies on the board may be filled by a majority of the remaining board of directors, even though less than a quorum, or the sole remaining director;

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  provide that all stockholder proposals (including director nominations) must be made by written notice and delivered to, or mailed and received at, our principal executive offices not less than (i) for annual meetings, not later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the first anniversary of the commencement of the immediately preceding annual meeting and (ii) for special meetings, not less than 10, nor more than 60 days before the date of the meeting, except as otherwise required by statute or our Certificate of Incorporation; and

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  provide that actions required or permitted to be taken by our stockholders may be taken by written consent in lieu of a meeting if signed by stockholders holding not less than two-thirds of the outstanding shares of common stock.

        We are also subject to the business combination provisions in Section 203 of the Delaware General Corporation Law, which generally prevents "interested stockholders" that own 15% or more of our outstanding voting stock from entering into "business combinations" with our company for a period of three years after the date the stockholder first became an "interested stockholder" unless certain approvals are obtained. A business combination includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. While the foregoing provisions will not necessarily prevent takeover attempts, they could discourage an attempt to obtain control of our company in a transaction not approved by our board of directors by making it more difficult for a third party to obtain control in a short time and impose its will on the remaining stockholders.

Transfer Agent and Registrar

        UMB Bank is the transfer agent and registrar for our common stock.

PLAN OF DISTRIBUTION

        We may sell the shares from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the shares through underwriters or dealers, through agents and/or directly to one or more purchasers. We may distribute the shares from time to time in one or more transactions at:

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  a fixed price or prices, which may be changed;

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  market prices prevailing at the time of sale;

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  prices related to the prevailing market prices; or

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  negotiated prices.

        We may directly solicit offers to purchase the shares being offered by this prospectus. We may also designate agents to solicit offers to purchase the shares from time to time. We will name in a prospectus supplement any agent involved in the offer or sale of our shares.

        If we utilize a dealer in the sale of the shares being offered by this prospectus, we will sell the shares to the dealer, as principal. The dealer may then resell the shares to the public at varying prices to be determined by the dealer at the time of resale.

        If we utilize an underwriter in the sale of the shares being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the shares to the public. In connection with the sale of the shares, we, or the purchasers of shares for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the shares to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

        We will provide in the applicable prospectus supplement any compensation we pay to underwriters, dealers or agents in connection with the offering of the shares, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the shares may be deemed to be underwriters within the meaning of the Securities Act and any discounts and commissions received by them and any profit realized by them on resale of the shares may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers, agents or purchasers against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

        The shares may or may not be listed on a national securities exchange. To facilitate the offering of shares, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the shares. This may include over-allotments or short sales of the shares, which involves the sale by persons participating in the offering of more shares than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the shares by bidding for or purchasing shares in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if shares sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the shares at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

        If we sell shares offered under this prospectus to an underwriter for public offering and sale, the underwriter may make a market for that security, but the underwriter will not be obligated to do so and could discontinue any market making without notice at any time.

        The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.

LEGAL OPINIONS

        Faegre & Benson LLP, Denver, Colorado, will issue an opinion about the legality of the shares offered under this prospectus. Any underwriters will be represented by their own legal counsel.

EXPERTS

        The consolidated financial statements of CIBER, Inc. and subsidiaries as of December 31, 2003 and 2002 and for each of the years in the three-year period ended December 31, 2003 included in CIBER's annual report on Form 10-K for the year ended December 31, 2003 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

        The following table sets forth the costs and expenses payable by CIBER, Inc. in connection with the registration of these shares. All amounts are estimates subject to future contingencies except the SEC registration statement filing fee.

Amount to Be Paid
SEC Filing Fee	$11,048
Legal Fees and Expenses	$10,000
Accounting Fees and Expenses	$10,000
Miscellaneous Expenses	$8,952
Total	$40,000

Item 15. Indemnification of Directors and Officers

        CIBER's Bylaws and Amended and Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), provide that CIBER shall, to the full extent permitted by the General Corporation Law of the State of Delaware, as amended from time to time, indemnify all directors and officers of CIBER. Section 145 of the Delaware General Corporation Law provides in part that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

        Similar indemnity is authorized for such persons against expenses (including attorneys' fees) actually and reasonably incurred in defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct.

        Under CIBER's Certificate of Incorporation, the indemnitee is presumed to be entitled to indemnification and CIBER has the burden of proof to overcome that presumption. Where an officer or a director is successful on the merits or otherwise in the defense of any action referred to above, CIBER must indemnify him against the expenses which such offer or director actually or reasonably incurred. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 16. Exhibits.

Exhibit No.	Description
1.1	Form of Underwriting Agreement(1)
4.1
Amended and Restated Certificate of Incorporation of CIBER, Inc.; Certificate of Amendment to Amended and Restated Certificate of Incorporation of CIBER, Inc. dated October 29, 1996; Certificate of Amendment to Amended and Restated Certificate of Incorporation of CIBER, Inc. dated March 4, 1998(2); Certificate of Amendment to Amended and Restated Certificate of Incorporation of CIBER, Inc. dated October 29, 1999(3)
4.2	Amended and Restated Bylaws of CIBER, as adopted February 15, 2001(4); Amendment to the Amended and Restated Bylaws of CIBER as adopted February 18, 2003(5)
4.3	Form of Common Stock Certificate(6)
5.1	Opinion of Faegre & Benson LLP*
23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm, filed herewith
23.2	Consent of Faegre & Benson LLP*
24.1	Power of Attorney*

*
Previously filed

(1)
To be filed by amendment or by Current Report on Form 8-K pursuant to Item 601(b) of Regulation S-K.

(2)
Incorporated by reference to CIBER's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998.

(3)
Incorporated by reference to CIBER's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999.

(4)
Incorporated by reference to CIBER's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001.

(5)
Incorporated by reference to CIBER's Annual Report on Form 10-K for the year ended December 31, 2002.

(6)
Incorporated by reference to the Registration Statement on Form S-1, as amended (File No. 33-74774), as filed with the SEC on February 2, 1994.

Item 17. Undertakings

        (a)   The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)    to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii)   to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which,

    individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (d)   The undersigned registrant hereby undertakes that:

          (1)   For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2)   For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwood Village, State of Colorado, on this 6th day of August, 2004.

CIBER, Inc. (Registrant)
By:	/s/ MAC J. SLINGERLEND Name: Mac J. Slingerlend Title: President, Chief Executive Officer and Secretary

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the registration statement has been signed on the 6th day of August, 2004, by the following persons in the capacities indicated.

Signature	Title

/s/ MAC J. SLINGERLEND Mac J. Slingerlend	President, Chief Executive Officer, Secretary and Director (Principal Executive Officer)
/s/ DAVID G. DURHAM David G. Durham	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)
* Christopher L. Loffredo	Vice President and Chief Accounting Officer (Principal Accounting Officer)
* Bobby J. Stevenson	Chairman and Director
* James A. Rutherford	Director
* Archibald J. McGill	Director
* James C. Spira	Director

* George A. Sissel	Director
* Peter H. Cheesbrough	Director

*By:	/s/ DAVID G. DURHAM Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description
23.1	Consent of KPMG LLP.